Exhibit (a)(1)(B)

EDISON INTERNATIONAL

LETTER OF TRANSMITTAL

WITH RESPECT TO THE OFFERS TO PURCHASE 5.00% FIXED-RATE RESET CUMULATIVE PERPETUAL PREFERRED

STOCK, SERIES B AND

5.375% FIXED-RATE RESET CUMULATIVE PERPETUAL PREFERRED STOCK,

SERIES A

FOR A MAXIMUM AGGREGATE PURCHASE PRICE IN CASH OF UP TO $750 MILLION PURSUANT TO THE OFFER TO PURCHASE, DATED OCTOBER 11, 2023.

THE OFFERS (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M, NEW YORK CITY TIME, ON NOVEMBER 8, 2023, UNLESS EDISON INTERNATIONAL EXTENDS OR EARLIER TERMINATES THE OFFERS (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED WITH RESPECT TO THE OFFERS, THE “EXPIRATION DATE”).

The following table sets forth some of the terms of the Offers:

Series of Securities	CUSIP/ISIN No.	Acceptance Priority Level	Liquidation Preference Per Share	Aggregate Liquidation Preference Outstanding	Offer Price
5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B	281020AT4 / US281020AT41	1	$1,000	$750,000,000	$895 per $1,000 liquidation preference
5.375% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series A	281020AS6 / US281020AS67	2	$1,000	$1,250,000,000	$915 per $1,000 liquidation preference

The Tender Agent for the Offers is:

Global Bondholder Services Corporation

By facsimile:

(For Eligible Institutions only):

(212) 430-3775/3779

Confirmation:

(212) 430-3774

By Email

contact@gbsc-usa.com

By Mail, Overnight Courier or by Hand:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

DESCRIPTION OF SECURITIES TENDERED
Name(s) and Address(es) of Holder(s) or Name(s) of DTC Participants and Each Participant’s DTC Account Number in which Securities are Held (Please fill in, if blank)	Security Description	Number and Aggregate Liquidation Preference of Securities Represented*	Number of Securities Tendered

Series B Preferred Stock

Series A Preferred Stock

*

Unless otherwise indicated in the column labeled “Number of Securities Tendered,” and subject to the terms and conditions of the Offer to Purchase, a holder will be deemed to have tendered the entire number of Securities indicated in the column labeled “Number of Securities Represented.” See Instruction 4.

Delivery of this Letter of Transmittal to an address other than one of those set forth above will not constitute a proper delivery. You must deliver this Letter of Transmittal to the tender agent as set forth above (the “Tender Agent”). Deliveries to Edison International or Barclays Capital Inc., Citigroup Global Markets Inc., or Mizuho Securities USA LLC (the dealer managers for the Offers (the “Dealer Managers”)) or any other person or entity will not be forwarded to the Tender Agent and, therefore, will not constitute proper delivery to the Tender Agent. Delivery of this Letter of Transmittal and any other required documents to the book-entry transfer facility at The Depository Trust Company (“DTC”) will not constitute delivery to the Tender Agent.

You should use this Letter of Transmittal if you are causing the Securities to be delivered through DTC’s Deposit/Withdrawal at Custodian (DWAC). Only financial institutions that are participants in DTC’s book-entry system may make book-entry delivery of the Securities.

BEFORE COMPLETING THIS LETTER OF TRANSMITTAL, YOU SHOULD READ THIS LETTER OF TRANSMITTAL AND THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

All of the Securities are held in book-entry form through the facilities of DTC. You should use this Letter of Transmittal only if you are delivering Securities through a book entry transfer into the Tender Agent’s account at DTC in accordance with Section 3 of the Offer to Purchase.

Delivery of the Letter of Transmittal and any other required documents to DTC does not constitute delivery to the Tender Agent.

☐

Check here if you are a financial institution that is a participating institution in the book-entry transfer facility’s system and you are delivering the tendered Securities by book-entry transfer to an account maintained by the Tender Agent at the book-entry transfer facility, and complete the following:

Names(s) of Tendering Institution:

Account Number:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to Edison International, a California corporation, the above described issued and outstanding (i) 5.00% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series B of Edison International (“Series B Preferred Stock”) and/or (ii) 5.375% Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series A of Edison International (“Series A Preferred Stock and, together with the Series B Preferred Stock, the “Securities”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 11, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) (defined terms used and not defined herein are defined as set forth in the Offer to Purchase), and in this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offers”), receipt of which is hereby acknowledged. The consideration for the Securities tendered and accepted for purchase will equal $895 per $1,000 liquidation preference of Series B Preferred Stock pursuant to the Series B Offer (the “Series B Offer Price”) and $915 per $1,000 liquidation preference of Series A Preferred Stock pursuant to the Series A Offer (the “Series A Offer Price” and, together with the Series B Offer Price, the “Offer Price”), plus, in each case, Accrued Dividends.

Subject to and effective upon acceptance for payment of, and payment for, Securities tendered with this Letter of Transmittal in accordance with the terms of the Offers, the undersigned hereby (1) sells, assigns and transfers to or upon the order of Edison International all right, title and interest in and to all of the Securities tendered hereby which are so accepted and paid for; (2) orders the registration of Securities tendered by book-entry transfer that are purchased under the Offers to or upon the order of Edison International; and (3) appoints the Tender Agent as attorney in fact of the undersigned with respect to such Securities, with the full knowledge that the Tender Agent also acts as the agent of Edison International, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to perform the following functions:

(a) transfer ownership of such Securities on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon the order of Edison International; and

(b) receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, subject to the next paragraph, all in accordance with the terms of the Offers.

The undersigned understands that Edison International, upon the terms and subject to the conditions of the Offers, will pay the applicable Offer Price for Securities properly tendered into, and not properly withdrawn from, the Offers subject to the conditions of the Offers in the Offer to Purchase.

The undersigned hereby covenants, represents and warrants to Edison International that:

(a) the undersigned has full power and authority to tender, sell, assign and transfer the Securities tendered hereby;

(b) when and to the extent Edison International accepts the Securities for purchase, Edison International will acquire good and unencumbered title to them, free and clear of all liens, restrictions, claims, charges and encumbrances, and the Securities will not be subject to any adverse claims or rights;

(c) the undersigned will, upon request, execute and deliver any additional documents deemed by the Tender Agent or Edison International to be necessary or desirable to complete the sale, assignment and transfer of the Securities tendered hereby and accepted for purchase; and

(d) the undersigned has read and agrees to all of the terms of the Offers.

The undersigned understands that tendering of Securities under either of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal will constitute an agreement between the undersigned and Edison International upon the terms and subject to the conditions of the Offers.

The undersigned recognizes that, under certain circumstances set forth in the Offer to Purchase, Edison International may terminate or amend the Offers; or may postpone the acceptance for payment of, or the payment for, Securities tendered.

The undersigned understands that the names and addresses of the registered holders of Securities or DTC participants should be printed above, exactly as they appear on a security position listing as the owner of the Securities. The DTC participant’s account number, the number of Securities held in such account and the number of Securities to be tendered shall be set forth in the appropriate boxes above.

Unless otherwise indicated under “Special Payment and Delivery Instructions,” please transfer by credit to the account at the DTC designated above an amount equal to the aggregate Offer Price for any Securities purchased (less the amount of any federal income or backup withholding tax required to be withheld) and/or return any Securities not tendered or not purchased.

The undersigned recognizes that Edison International has no obligation, under the “Special Payment and Delivery Instructions,” to order the registration or transfer of Securities tendered by book-entry transfer.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligations or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, including Section 4, this tender is irrevocable.

SECURITYHOLDER(S) — SIGN HERE (See Instructions 1 and 5) (See IRS Form W-9 or IRS Form W-8BEN, IRS Form W-8BEN-E or other IRS Form W-8, as applicable)

If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Securities tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Securities. If the Securities are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal. If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Edison International of his or her authority to so act. See Instruction 5.

Signature(s) of Securityholder(s)
Dated: ______________, 2023

Name(s):
Please Print

Capacity (full title):

Address:

Address Line 2:

Address Line 3:

Please Include Zip/Postal Code

(Country Code/Area Code) Telephone Number:

Taxpayer Identification or Social Security No. (if applicable):

GUARANTEE OF SIGNATURE(S)

(If Required, See Instructions 1 and 5)

Authorized Signature:

Name(s):

Please Print

Name of Firm:

Address:

Address Line 2:

Address Line 3:

Please Include Zip/Postal Code

(Country Code/Area Code) Telephone Number:

Dated: ______________, 2023

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

(See Instructions 2, 5, 7 and 8)

To be completed ONLY if a check for the Offer Price for any Securities is to be issued to the order of someone other than the person or persons whose signature(s) appears within this Letter of Transmittal, or issued to an address different from that shown in the box titled “Description of Securities Tendered” within this Letter of Transmittal, or if Securities tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at the book-entry transfer facility other than the one designated above.

☐	Payment Check(s)

Name(s):
(Please Print)

Address:
(Include Zip Code)

Taxpayer Identification Number, Social Security Number

or Employer Identification Number

(See IRS Form W-9, or other applicable IRS Form)

☐	Credit unpurchased Securities by book-entry to the book-entry transfer facility account set forth below:

DTC Account Number:

Number of Account Party:

INSTRUCTIONS TO LETTER OF TRANSMITTAL

Forming Part of the Terms of the Offers

1. Signature Guarantees.

Except as otherwise provided in this Instruction 1, all signatures on this Letter of Transmittal must be guaranteed by a financial institution that is a participant in the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution” (an “Eligible Institution”) as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. Signatures on this Letter of Transmittal need not be guaranteed if either (a) this Letter of Transmittal is signed by any DTC participant whose name appears on a security position listing as the owner of Securities tendered herewith and such participant(s) have not completed either of the boxes within “Special Payment and Delivery Instructions” in this Letter of Transmittal; or (b) such Securities are tendered for the account of an Eligible Institution.

2. Delivery of Letter of Transmittal; No Guaranteed Delivery Procedures.

To tender the Securities, a properly completed and duly executed copy or facsimile of this Letter of Transmittal or an agent’s message and a confirmation of a book-entry transfer into the Tender Agent’s account with the DTC tendered electronically and any other documents required by this Letter of Transmittal, must be received by the Tender Agent on or prior to the Expiration Date. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE TENDER AGENT, INCLUDING DELIVERY THROUGH DTC, AND ANY ACCEPTANCE OF AN AGENT’S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE HOLDER TENDERING SECURITIES. IF SUCH DELIVERY IS MADE BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT SUFFICIENT TIME BE ALLOWED TO ASSURE TIMELY DELIVERY. Except as otherwise provided below, the delivery will be made when actually received by the Tender Agent. This Letter of Transmittal and any other required documents should be sent only to the Tender Agent, not to Edison International, the Dealer Managers or DTC.

Pursuant to authority granted by DTC, any DTC participant that has Securities credited to its DTC account at any time (and thereby held of record by DTC’s nominee) may directly tender such Securities as though it were the registered holder by so completing, executing and delivering this Letter of Transmittal or delivering an agent’s message. Tenders of Securities will be accepted in accordance with the procedures described in the preceding sentence and otherwise in compliance with this Letter of Transmittal.

The method of delivery of this Letter of Transmittal, Securities and all other required documents to the Tender Agent is at the election and risk of the holders.

No alternative, conditional or contingent tenders of Securities will be accepted. Except as otherwise provided below, the delivery will be deemed made when the delivery is actually received or confirmed by the Tender Agent. This Letter of Transmittal should be sent only to the Tender Agent. The Tender Agent will not accept any tender materials other than Letters of Transmittal and the DTC participants’ agent’s messages.

Edison International is not providing for tenders of Securities by guaranteed delivery procedures.

All tendering holders of Securities, by execution of this Letter of Transmittal or a manually signed facsimile of this Letter of Transmittal, or delivery of an agent’s message, waive any right to receive any notice of the acceptance of their tender.

The method of delivery of all documents is at the option and risk of the tendering holders of Securities. If you choose to deliver the documents by mail, we recommend that you use registered mail with return receipt requested, properly insured. In all cases, please allow sufficient time to assure timely delivery.

Edison International will not accept any alternative, conditional or contingent tenders, nor will it purchase any fractional Securities. By executing this Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of your tendered Securities.

3. Inadequate Space.

If the space provided in the box captioned “Description of Securities Tendered” is inadequate, then you should list relevant information on a separate signed schedule attached to this Letter of Transmittal.

4. Partial Tenders and Unpurchased Securities.

The Securities may be tendered and accepted only in amounts equal to $1,000 liquidation preference per share and integral multiples of $1,000 in excess thereof. If fewer than all of the Securities of any series owned by a holder are tendered, the holder must fill in the number of Securities of such series tendered in the fourth column of the box titled “Description of Securities Tendered” herein. The entire number of Securities of each series delivered to the Tender Agent will be deemed to have been tendered, unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

a. Exact Signatures.

If this Letter of Transmittal is signed by a DTC participant whose name is shown as the owner of the Securities tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Securities.

b. Joint Holders.

If Securities of any series are registered in the names of two or more joint holders, each holder must sign this Letter of Transmittal.

c. Signatures of Fiduciaries.

If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, that person should so indicate when signing and must submit proper evidence satisfactory to Edison International of his or her authority to so act.

6. Stock Transfer Taxes.

Except as provided in this Instruction 6, no stock transfer tax stamps or funds to cover such stamps need to accompany this Letter of Transmittal. Edison International will pay all stock transfer taxes, if any, payable on the transfer to it of Securities purchased under the Offers. If, however, payment of the purchase price is to be made to any person other than the registered holder, or tendered Securities are registered in the name of any person other than the person signing the Letter of Transmittal, then the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the purchase price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted.

7. Special Payment and Delivery Instructions.

If any of the following conditions holds:

a. check(s) for the Offer Price of any Securities purchased pursuant to the Offers are to be issued to a person other than the person(s) signing this Letter of Transmittal;

b. check(s) for the Offer Price are to be sent to any person other than the person signing this Letter of Transmittal, or to the person signing this Letter of Transmittal, but at a different address; or

c. Securities tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at the book-entry transfer facility other than the one designated above, then, in any such case, you must complete the appropriate box within “Special Payment and Delivery Instructions” as applicable in this Letter of Transmittal and make sure that the signatures herein are guaranteed as described in Instructions 1 and 5.

8. Tax Identification Number and Backup Withholding.

Under U.S. federal income tax laws, the Tender Agent may be required to withhold (as backup withholding) a portion of the amount of any payments made to certain stockholders or other payees pursuant to the Offers. In order to avoid such backup withholding (currently at a rate of 24%), each tendering stockholder or payee that is a United States person (for U.S. federal income tax purposes), must provide the Tender Agent with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the attached IRS Form W-9. Certain stockholders or payees (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt stockholders or other payees that are United States persons (for U.S. federal income tax purposes) should indicate their exempt status on the attached IRS Form W-9.

A tendering stockholder or other payee that is a foreign person (for U.S. federal income tax purposes) should complete, sign, and submit to the Tender Agent the appropriate IRS Form W-8 in order to establish an exemption from backup withholding. An IRS Form W-8 may be obtained from the Tender Agent or downloaded from the Internal Revenue Service’s website at http://www.irs.gov. Failure to complete the IRS Form W-9 or the appropriate IRS Form W-8 will not, by itself, cause shares to be deemed invalidly tendered, but may require the Tender Agent to withhold a portion of the amount otherwise payable pursuant to the Offers.

As described in the Offer to Purchase, a tendering stockholder or other payee that is a foreign person (for U.S. federal income tax purposes) must provide to the Tender Agent a properly completed and executed appropriate IRS Form W-8 and any other required documentation in order to establish that it is exempt from, or entitled to a reduced rate of, U.S. federal withholding tax with respect to payments of gross proceeds pursuant to the Offers. Stockholders or other payees that are foreign persons (for U.S. federal income tax purposes) should consult their own tax advisors regarding the particular tax consequences to them of selling shares pursuant to the Offers.

9. Irregularities.

Edison International will determine, in its sole discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance for purchase of any tender of Securities, and its determination will be final and binding on all parties, subject to a shareholder’s right to challenge its determination in a court of competent jurisdiction. Edison International reserves the absolute right to reject any or all tenders of any Securities that it determines are not in proper form or the acceptance for purchase of or payment for which Edison International determines may be unlawful. Edison International also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Security or any particular holder of Securities, and Edison International’s interpretation of the terms of the Offers will be final and binding on all parties, subject to a shareholder’s right to challenge its determination in a court of competent jurisdiction. No tender of Securities will be deemed to have been properly made until the holder of the Securities cures, or the Edison International waives, all defects or irregularities. None of Edison International, the Tender Agent, the Information Agent, the Dealer Managers or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give this notification.

10. Questions; Requests for Assistance and Additional Copies.

Please direct any questions or requests for assistance or for additional copies of the Offer to Purchase or this Letter of Transmittal to the Information Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company for assistance concerning the Offers.

Important: The Tender Agent must receive this Letter of Transmittal or verification of acceptance of the Offers from DTC through an agent’s message (together with book-entry transfer and all other required documents) before the Expiration Date.

YOU MUST COMPLETE AND SIGN EITHER THE IRS FORM W-9 BELOW OR THE APPLICABLE IRS FORM W-8. IRS FORMS W-9, W-8BEN AND W-8BEN-E ARE ATTACHED BELOW — OTHER IRS FORMS W-8 CAN BE OBTAINED FROM THE TENDER AGENT OR FROM WWW.IRS.GOV.

Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ▶ Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

Print or type. See Specific Instructions on page 3.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above
3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

4 Exemptions (codes apply only to
certain entities, not individuals; see
instructions on page 3):

Exempt payee code (if any)

Exemption from FATCA reporting

code (if any)

(Applies to accounts maintained outside the U.S.)

	☐ Individual/sole proprietor or single-member LLC	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check
LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

	5 Address (number, street, and apt. or suite no.) See instructions.							Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Social security number

	-	-
or

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.	Employer identification number

-

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

Cat. No. 10231X	Form W-9 (Rev. 10-2018)

Form W-9 (Rev. 10-2018)	Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien;

•	A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•	An estate (other than a foreign estate); or

•	A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

•	In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•	In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•	In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018)	Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC

• LLC treated as a partnership for U.S. federal tax purposes,

• LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

• LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•	Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•	Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•	Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•

Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018)	Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018)	Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual

2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]

3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account

4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]

5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]

6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]

7.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:		Give name and EIN of:
8.	Disregarded entity not owned by an individual	The owner

9.	A valid trust, estate, or pension trust	Legal entity[4]

10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

12.	Partnership or multi-member LLC	The partnership

13.	A broker or registered nominee	The broker or nominee

For this type of account:		Give name and EIN of:

14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

15.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018)	Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

This Letter of Transmittal and any other required documents should be sent or delivered by each tendering holder of Securities or its broker, dealer, commercial bank, trust company or other nominee to the Tender Agent at one of its addresses set forth on the front cover of this Letter of Transmittal.

Please contact the Dealer Managers with questions regarding the terms of the Offers or the Information Agent with questions regarding how to tender and/or request additional copies of the Offer to Purchase, this Letter of Transmittal or other documents related to the Offers at the contact information set forth below. Holders of Securities also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the Offers. Please contact the Tender Agent to confirm delivery of Securities.

The Dealer Managers for the Offers are:

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: Liability Management Group (800) 438-3242 (toll-free) (212) 528-7581 (collect) Email: us.lm@barclays.com	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, New York 10020 Attention: Liability Management (866) 271-7403 (toll-free) (212) 205-7562 (collect)

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: Liability Management Group

(800) 558-3745 (toll-free)

(212) 723-6106 (collect)

Email:

ny.liabilitymanagement@citi.com

The Information Agent for the Offers is:

Global Bondholder Services Corporation

65 Broadway — Suite 404

New York, New York 10006

Attn: Corporate Actions

Banks and Brokers call: (212) 430-3774

Toll free (855) 654-2015

Email: contact@gbsc-usa.com